SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported): SEPTEMBER 7, 2000



                                 AGRITOPE, INC.
               (Exact name of registrant as specified in charter)


            DELAWARE                  000-23531              93-0820945
(State or other jurisdiction of    (Commission File        (IRS Employer
         incorporation)                Number)          Identification No.)



                        16160 SW UPPER BOONES FERRY ROAD
                             PORTLAND, OREGON 97224
               (Address of principal executive offices) (Zip Code)



                                 (503) 670-7702
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS.

      Effective September 7, 2000, Agritope, Inc. (the "Company") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Exelixis, Inc., a Delaware Corporation ("Exelixis"), Athens
Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Exelixis ("Merger Sub"), and the Company, providing for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger"). If the Merger is completed, the Company will become a wholly-owned subsidiary of Exelixis and each outstanding share of the Company's common stock and Series A Preferred Stock will be converted into the right to receive a fraction of a share of Exelixis common stock valued at $14.00. The fractional share amount will be calculated by dividing $14.00 by the average closing price of Exelixis' common stock for a designated period prior to the closing of the transaction, subject to the issuance of a minimum of 0.28 of a share and a maximum of 0.35 of a share of Exelixis common stock per Company share (the "Exchange Ratio"). In addition, all outstanding option and warrants to acquire shares of Company common stock or preferred stock will become exercisable for shares of Exelixis common stock based on the final Exchange Ratio.

      In connection with the execution of the Merger Agreement, certain directors, officers and stockholders of Agritope have entered into voting agreements, dated September 7, 2000, pursuant to which they have agreed to vote their shares in favor of the Merger, against any merger, consolidation or other business combination involving the Company or any subsidiary of the Company, against any sale, lease or transfer of a material amount of the Company's assets or assets of any subsidiary of the Company or any material change in the corporate structure or change in a majority of the board of directors of the Company or any other action that could impede the Merger or its related transactions (the "Voting Agreement").

      The foregoing description of the Merger Agreement and the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the forms of such agreements filed herewith as Exhibits 2.1 and 99.1.

      The Merger Agreement is subject to the approval of a majority of the outstanding shares of Company common stock and Company Series A preferred stock, voting together as a single class, and the requirement that stockholders holding no more than 10% of the outstanding shares of the Company common stock exercise their appraisal rights pursuant to Section 262 of the Delaware General Corporation Law. The Merger is also subject to customary closing conditions, including, without limitation, the making of all necessary governmental filings and the effectiveness of a registration statement to be filed with the Securities and Exchange Commission by Exelixis. Under certain circumstances, the Company may be required to pay a termination fee of $3,600,000 if the Merger Agreement is terminated.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits.



      EXHIBIT NO.   DESCRIPTION
      -----------   ------------------------------------------------------------

           2.1 Agreement and Plan of Merger and Reorganization by and among Exelixis, Inc., a Delaware Corporation, Athens Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Exelixis, Inc., and Agritope, Inc., a Delaware Corporation, dated September 7, 2000, including exhibits thereto.

          99.1 Form of Voting Agreement by and between Exelixis, Inc. and certain Stockholders of Agritope, Inc.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    AGRITOPE, INC.


                                    By:   /s/ Gilbert N. Miller
                                        --------------------------------
                                        Gilbert N. Miller, Executive Vice
                                        President and Chief Financial Officer



Dated:  September 14, 2000

                                  EXHIBIT INDEX



      EXHIBIT NO.   DESCRIPTION
      -----------   -----------

           2.1 Agreement and Plan of Merger and Reorganization by and among Exelixis, Inc., a Delaware Corporation, Athens Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Exelixis, Inc., and Agritope, Inc., a Delaware Corporation, dated September 7, 2000, including exhibits thereto.

          99.1 Form of Voting Agreement by and between Exelixis, Inc. and certain Stockholders of Agritope, Inc.